Exhibit 99.1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Dated November 3, 2006

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

COMPANHIA VALE DO RIO DOCE

By: /s/ Fábio de Oliveira Barbosa
Name: Fábio de Oliveira Barbosa
Title: Chief Financial Officer

By: /s/ Murilo Pinto de Oliveira Ferreira
Name: Murilo Pinto de Oliveira Ferreira Title: Executive Officer

CVRD HOLDINGS GMBH

By: /s/ Julianna Neumayer
Name: Julianna Neumayer Title: Director

By: /s/ Cláudio Renato Chaves Bastos
Name: Cláudio Renato Chaves Bastos Title: General Manager

RIO DOCE HOLDINGS AG

By: /s/ Fabio de Olveira Barbosa
Name: Fabio de Olveira Barbosa Title: Chief Financial Officer

By: /s/ Leonardo Moretzsohn de Andrade
Name: Leonardo Moretzsohn de Andrade
Title: Internal Controls Officer

CVRD INTERNATIONAL SA

By: /s/ Fabio de Olveira Barbosa
Name: Fabio de Olveira Barbosa
Title: Chief Financial Officer

By: /s/ Leonardo Moretzsohn de Andrade
Name: Leonardo Moretzsohn de Andrade
Title: Internal Controls Officer

CVRD CANADA INC.

By: /s/ Fábio de Oliveira Barbosa
Name: Fábio de Oliveira Barbosa
Title: Chief Financial Officer

By: /s/ Murilo Pinto de Oliveira Ferreira
Name: Murilo Pinto de Oliveira Ferreira
Title: Executive Officer

ITABIRA NORTH AMERICA INC.

By: /s/ Clovis Torres
Name: Clovis Torres
Title: Corporate General Counsel

By: /s/ Guilherme Perboyre Cavalcanti
Name: Guilherme Perboyre Cavalcanti
Title: Director of Corporate Finance

2